UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ________________

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 9, 2013

Patriot Berry Farms, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-174894	38-3832726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

7380 Sand Lake Road, Suite 500

Orlando, Florida 32819

 (Address of principal executive offices)

(503) 505 6946

 (Issuer’s telephone number)

Copy of Communication to:

Befumo & Schaeffer, PLLC

1629 K St. NW #300

Washington, DC 20006

Phone: (202) 973-0186

Fax: (202) 478-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4).

Item 3.02 Unregistered Sales of Equity Securities.

On August 9, 2013, September 4, 2013, and October 11, 2013, Ardmore Investments, Inc. entered into Subscription Agreements with the Company for the purchase of a total of 300,000 shares of the Company’s Common Stock, Par Value $0.001 per share (the “Common Stock”) for the purchase price of $0.50 per share. The Common Stock was offered pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933.

Item 8.01 Other Events.

On September 9, 2013, the Company’s board of directors voted to convert $95,948.59 of loans made to the Company by the Company’s President into shares of the Common Stock at $0.40 per share, for a total of 239,871 shares of Common Stock.

On September 16, 2013, the Company’s board of directors voted to issue to the Company’s president stock compensation, in addition to any compensation currently received by the president, as follows:

a.	250,000 shares of the Common Stock shall be vested, and issuable as of September 16, 2013; and

b.	An additional 250,000 shares of the Common Stock shall become vested on the last day of each of the Company’s fiscal quarters, beginning on September 30, 2013, and continuing for the term of the president’s employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PATRIOT BERRY FARMS, INC.

October 23, 2013	By	/s/ Alexander Houstoun-Boswall
Alexander Houstoun-Boswall
President (Principal Executive Officer) and
Treasurer (Principal Financial Officer)